Exhibit 99.1

Contacts:	Carl M. Mills QuickLogic Corporation Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Ann McMichael QuickLogic Corporation IR Manager (416) 497-8884 amcmichael@quicklogic.com

For Immediate Release

QUICKLOGIC ANNOUNCES THIRD QUARTER
RESULTS — REVENUE INCREASES 34%

SUNNYVALE, Calif.— October 22, 2003 — QuickLogic Corporation (Nasdaq: QUIK), the inventor and pioneer of Embedded Standard Products (ESPs), today announced its financial results for the third quarter ended September 30, 2003.

Net revenue for the third quarter of 2003 was $11.2 million, up 34% from net revenue of $8.3 million in the third quarter of 2002, and up 5% sequentially compared to the second quarter of 2003. ESP products were 42% of revenue for the third consecutive quarter. The net loss for the third quarter of 2003 was $709,000, or $0.03 per share, compared to a net loss of $6.0 million, or $0.26 per share, in the third quarter of 2002, and compared to a net loss of $24,000, or $0.00 per share, in the second quarter of 2003. Second quarter 2003 results included a $0.7 million gain on the sale of securities.

“While our revenue growth results for Q3 were certainly satisfying, we are even more pleased with our 29% year to date revenue growth,” said Tom Hart, Chairman, President and CEO. “This revenue growth has been driven by a 58% increase in Embedded Standard Product revenue over the same time period. We continue to be very enthused by the customer interest and design activity generated by our newest products – both the Embedded Standard Products and our newest FPGA family named Eclipse II.”

Conference Call

Our conference call is being webcast by CCBN and can be accessed via QuickLogic’s website at www.quicklogic.com. For access to the conference call, please call 1-800-901-5231 or International 1-617-786-2961 by 2:20 p.m. Pacific Time on October 22nd. You will need to reference the pass code: 55904110.  A recording of the call will be available starting one hour after the completion of the call. To access the recording, please call 1-888-286-8010 or International 1-617-801-6888. You will need to reference the pass code: 79336173. Both the webcast and the call recording will be archived until November 6, 2003.

About QuickLogic

QuickLogic Corporation (Nasdaq:QUIK) invented and pioneered the Embedded Standard Product (ESP) architecture, an innovation that delivers the guaranteed performance and lower cost of standard semiconductor products with the flexibility and time-to-market benefits of programmable logic. QuickLogic’s patented ViaLink® metal-to-metal interconnect technology is the foundation of the company’s ESP and FPGA product families. Our ViaLink-based products provide customers with the unique combination of high performance and design security at very low power. Founded in 1988, the company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information on the company and its products, please call QuickLogic at 408-990-4000 or visit the QuickLogic web site at www.quicklogic.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to our earnings outlook, the market promise for embedded standard products, product lead times, and market conditions generally.  Actual results could differ materially from such forward-looking statements.  Factors that could cause actual results to differ materially include delays in the acceptance of the company’s ESPs, level of customer design activity, intense competition including the introduction of new products by competitors, ability to hire and retain qualified personnel, the ability to introduce new products based on advanced wafer technology, unforeseen changes in product demand or supply, and worsening general economic conditions.  These factors and others are described in more detail in the

Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ViaLink, pASIC, QuickWorks, DeskFAB and the QuickLogic name and logo are registered trademarks and QuickPCI, Eclipse, QuickRAM, QuickMIPS, QuickTools, QuickSD, QuickFC, WebASIC, and WebESP are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2003	September 30, 2002	June 30, 2003	September 30, 2003	September 30, 2002

Revenue	$11,171	$8,315	$10,603	$31,175	$24,156
Cost of revenue	5,416	6,226	5,040	14,993	15,191
Gross profit	5,755	2,089	5,563	16,182	8,965

Operating expenses:
Research and development	2,712	3,965	2,420	7,460	10,633
Selling, general and administrative	3,771	4,030	3,842	11,748	11,427
Total operating expenses	6,483	7,995	6,262	19,208	22,060

Loss from operations	(728)	(5,906)	(699)	(3,026)	(13,095)

Interest expense	(33)	(18)	(55)	(149)	(36)
Interest income and other, net	29	(99)	34	89	258
Realized gain on sale of investment in Tower Semiconductor, Ltd.	23	—	696	719	—
Loss before taxes	(709)	(6,023)	(24)	(2,367)	(12,873)
Provision for income tax	—	—	—	—	—
Net loss	$(709)	$(6,023)	$(24)	$(2,367)	$(12,873)

NET LOSS PER SHARE:
Basic and diluted	$(0.03)	$(0.26)	$(0.00)	$(0.10)	$(0.55)

SHARES USED IN PER SHARE CALCULATIONS:
Basic and diluted	24,194	23,449	23,901	23,948	23,228

QUICKLOGIC CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2003	June 30, 2003	December 31, 2002 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,331	$24,065	$13,001
Cash and cash equivalents, restricted	—	—	9,002
Accounts receivable, net	2,929	3,555	4,900
Inventories	6,796	7,586	7,876
Other current assets	1,340	1,876	2,281
Total current assets	36,396	37,082	37,060

Property and equipment, net	10,253	10,668	11,967
Investment in Tower Semiconductor, Ltd.	4,781	5,073	5,975
Other assets	6,347	6,431	7,129
Total assets	$57,777	$59,254	$62,131

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$2,412	$3,165	$3,013
Accrued liabilities	2,184	1,863	1,840
Deferred income on shipments to distributors	1,109	1,316	1,242
Current portion of long-term obligations	5,910	6,852	9,650
Total current liabilities	11,615	13,196	15,745

Long-term obligations	1,596	1,757	1,455
Total liabilities	13,211	14,953	17,200

STOCKHOLDERS’ EQUITY:
Common stock at par	24	24	24
Additional paid-in capital	152,845	151,650	151,198
Deferred compensation	—	(26)	(145)
Accumulated other comprehensive income	210	457	—
Accumulated deficit	(108,513)	(107,804)	(106,146)
Total stockholders’ equity	44,566	44,301	44,931
Total liabilities and stockholders’ equity	$57,777	$59,254	$62,131

(1) —	Derived from the December 31, 2002 audited balance sheet included in the 2002 Annual Report on Form 10-K of
QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percent of Total Revenue			Change in Revenue
	Q3 2003	Q2 2003	Q3 2002	Q2 2003 to Q3 2003	Q3 2002 to Q3 2003
COMPOSITION OF REVENUE:

Revenue by product (1):
Mature products	30%	29%	42%	10%	(2)%
New products	70%	71%	58%	4%	61%
Embedded standard products	42%	42%	35%	4%	59%

Revenue by geography:
North America	52%	37%	55%	48%	26%
Europe	20%	14%	21%	47%	29%
Japan	14%	14%	14%	3%	35%
Rest of world	14%	35%	10%	(57)%	88%

Revenue by end-customer segment:
Computing	18%	42%	12%	(56)%	103%
Instrumentation and test	34%	28%	36%	28%	26%
Datacom and telecom	20%	15%	32%	43%	(15)%
Graphics and imaging	10%	4%	9%	160%	53%
Military and aerospace systems	18%	11%	11%	79%	119%

(1) —

Mature products include our pASIC1 and pASIC2 product families.  New products include our pASIC3, Eclipse FPGA, and Embedded Standard Product (“ESP”) product families.  Our embedded standard products include the QuickRAM™, QuickPCI™, QuickFC™, QuickDSP™, QuickSD™, QuickMIPS™ and V3 product families.